Exhibit 99.1

CVR Partners, LP Receives Continued Listing Standard Notice from NYSE

SUGAR LAND, Texas (April 24, 2020) — CVR Partners, LP (NYSE: UAN) (the “Partnership”), a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products, announced today that on April 20, 2020, the average closing price of the common units, par value $0.01 (the “Common Units”) of the Partnership over a consecutive 30 trading-day period fell below $1.00. As a result, on April 22, 2020, the Partnership received written notification (the “Notice”) from the New York Stock Exchange (“NYSE”) that it no longer satisfies the continued listing compliance standards set forth under Section 802.01C of the NYSE Listed Company Manual (“Section 802.01C”). Under the NYSE’s rules, the Partnership has six months following receipt of this Notice to regain compliance with this minimum unit price requirement. However, due to the unprecedented market-wide declines as a result of the ongoing spread of COVID-19, the Securities and Exchange Commission approved the NYSE’s request to toll the six-month compliance period through and including June 30, 2020. As a result, the Partnership has until January 1, 2021 (the “Cure Period”) to regain compliance with this continued listing standard.

As required by the NYSE, on April 24, 2020, the Partnership notified the NYSE that it intends to cure the deficiency and return to compliance with the NYSE’s continued listing requirements. The Partnership intends to monitor the closing price of its Common Units and consider available options if its Common Units do not trade at a level likely to result in the Partnership regaining compliance with Section 802.01C by January 1, 2021. The Partnership can regain compliance at any time during the Cure Period if, on the last trading day of any calendar month during the Cure Period, the Common Units have a closing unit price of at least $1.00 and an average closing unit price of at least $1.00 over the consecutive 30 trading-day period ending on the last trading day of that month. Under NYSE rules, the Common Units will continue to be listed on the NYSE during this Cure Period, subject to the Partnership’s compliance with other continued listing requirements. The Common Units symbol “UAN” will be assigned a “.BC” indicator by the NYSE to signify that the Partnership currently is not in compliance with the NYSE’s continued listing requirements. If the Partnership fails to regain compliance with Section 802.01C during the Cure Period, the Common Units will be subject to the NYSE’s suspension and delisting procedures. If the Common Units ultimately were to be delisted for any reason, such delisting could negatively impact the Partnership by, among other things, reducing the liquidity and market price of our Common Units, reducing the number of investors willing to hold or acquire our Common Units, and limiting our ability to issue securities or obtain financing in the future.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: trading price of Common Units including the Partnership’s actions relating thereto and the timing, cost and outcome thereof; the ability of the Partnership to regain compliance with the NYSE continued listing standards by January 1, 2021, or at all; listing of or trading in the Partnership’s securities on the NYSE or any other market or exchange and the impacts thereof; liquidity and market price of our Common Units; number of investors willing to hold or acquire our Common Units; ability to issue securities or obtain financing; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) impacts of planting season on our business, general economic and business conditions and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

For further information, please contact:

Investor Contact:
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations:
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com